Exhibit 5.1

KANE KESSLER, P.C. 600 THIRD AVENUE NEW YORK, NEW YORK 10016-1901 TEL 212.541.6222
FAX 212.245.3009 WWW.KANEKESSLER.COM

WRITER’S DIRECT NUMBER

WRITER’S EMAIL

March 30, 2026

Cadre Holdings, Inc.

13386 International Pkwy

Jacksonville, FL 32218

Ladies and Gentlemen:

We have acted as special counsel to Cadre Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 30, 2026 (the “Registration Statement”) relating to the registration of up to 7,500,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Shares”), that may be issued in connection with acquisitions by the Company of assets, business, or securities by purchase, merger or any other form of business combination.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Amended and Restated Certificate of Incorporation of the Company currently in effect (the “Amended and Restated Certificate”), (ii) the Amended and Restated By-laws of the Company currently in effect (the “Amended and Restated By-laws”) and certain records of the Company’s corporate proceedings as reflected in its minute books, and (iii) the Registration Statement, in the form it is to be filed with the Commission on the date hereof. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents, certificates and instruments of all documents, certificates and instruments submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents, certificates and instruments. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company including that the number of Common Shares, as the case may be, which the Company is authorized to issue in its Amended and Restated Certificate exceeds (i) the number of Common Shares outstanding, as the case may be, (ii) the number of Common Shares, as the case may be, held as treasury shares, and (iii) the number of Common Shares, as the case may be, which the Company is obligated to issue (or has otherwise reserved for issuance for any purpose) by at least the number of Common Shares, as the case may be, which may be issued pursuant to the Registration Statement and we have assumed for purposes of our opinion herein that such condition will remain true at all future times relevant to this opinion. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.             With respect to any Shares to be issued pursuant to the Registration Statement (the “Registered Common Shares”), assuming (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act; (ii) the prospectus included in the Registration Statement has been prepared, delivered and filed in compliance with the Securities Act and the applicable Securities Act Rules and, to the extent required in connection with a particular issuance, the prospectus has been supplemented by a prospectus supplement or other filing (including any post-effective amendment); (iii) the specific terms of the issuance of such Registered Common Shares have been duly authorized and approved by the Company in accordance with the applicable acquisition agreement or other definitive documentation; (iv) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Registered Common Shares and any applicable agreement or plan of merger or consolidation or other acquisition agreement and as contemplated by the Registration Statement and other related matters, and, if required, the stockholders of the Company have taken all necessary action to approve such issuance and the applicable transaction documentation; (v) the issuance and sale of the Registered Common Shares do not violate any applicable law or the Amended and Restated Certificate or the Amended and Restated By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Registered Common Shares have been duly authorized, issued and delivered in accordance with the applicable acquisition agreement or other definitive documentation, for adequate consideration therefor (not less than the par value of the Registered Common Shares), the Registered Common Shares, when issued, will be validly issued, fully paid and non-assessable.

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We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus, which forms a part thereof. In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act and in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

/s/ Kane Kessler, P.C.

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